LAW OFFICES OF

                                C. TIMOTHY SMOOT
                                    Suite 174
                            23505 Crenshaw Boulevard
                        Torrance, California  90505-5221

Telephone: 310/530-3366                                 Telecopier: 310/530-2211
                                                     E-Mail: Smoot@Earthlink.net


                               CONSENT OF COUNSEL



Material  Technologies,  Inc.
Suite  707
11661  San  Vicente  Boulevard
Los  Angeles,  CA  90049



     C. Timothy Smoot, Esq., hereby consents to the use of his opinion dated October 16, 1998, relating to Material Technologies, Inc., a Delaware cor-poration, filing Amendment 1 to an S-8 Registration Statement with the Securities and Exchange Commission to register an additional 900,000 shares of Common Stock of Material Technologies, Inc., ("Matech") under the Corporation's 1998 Stock Option Plan and to filing Amendments to the S-8 Registration Statement.


                                                            /S/ C. Timothy Smoot
                                                            --------------------
Torrance, California                                            C. Timothy Smoot
October 16, 1998                                      C. Timothy Smoot, Attorney

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